Exhibit 99.3

WRITTEN STATEMENT OF THE WISCONSIN PUBLIC SERVICE CORPORATION

CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350, I, the undersigned Chairman, President, and Chief Executive Officer of Wisconsin Public Service Corporation hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of Wisconsin Public Service Corporation for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wisconsin Public Service Corporation.

/s/ Larry L. Weyers

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Larry L. Weyers
Chairman, President, and Chief Executive Officer
Wisconsin Public Service Corporation

August 12, 2002